Exhibit 2.2

Quota Sale and

Share Subscription

Agreement

BETWEEN

Rare Earths Americas Limited
ACN 664 370 254

AND

Rare Earths Americas Ltd.

a Cayman Islands exempted company

Registration number 419111

Quota Sale and Share Subscription Agreement

Table of Contents

1	Definitions and Interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	4
2	Sale and purchase of the Sale Quotas		5
	2.1	Sale and purchase of the Sale Quotas	5
	2.2	Title, property and risk	5
3	Subscription for the Consideration Shares		5
	3.1	Consideration	5
	3.2	Agreement to subscribe	5
	3.3	Application for Consideration Shares	5
	3.4	Rights attaching to Consideration Shares	6
4	Completion		6
	4.1	Time and place for Completion	6
	4.2	Seller's obligations	6
	4.3	Buyer's obligations	6
	4.4	Notice to complete	6
	4.5	Simultaneous actions on Completion	6
	4.6	Conditions of Completion	7
	4.7	Interdependency with FRE Sale Completion	7
5	Post Completion		7
	5.1	Title, property and risk	7
	5.2	Exercise of rights of registered shareholder	7
6	Warranties		7
	6.1	Warranties	7
	6.2	Qualifications	8
	6.3	Reliance and survival	8
	6.4	Buyer's acknowledgment	8
	6.5	Indemnities	8
7	Limitations		8
	7.1	Time limit on Claims	8
	7.2	General Limitations	8
	7.3	Threshold for Relevant Claims	9
	7.4	Maximum aggregate liability for Relevant Claims	9
	7.5	Exclusions	9
	7.6	No liability where breach	9
	7.7	No limitations	9
	7.8	No double recovery	9
	7.9	Independence	9
	7.10	Survival	9
	7.11	Mitigation	9
8	Tax matters		10
9	Confidentiality and announcements		10
	9.1	Confidentiality obligation	10
	9.2	Disclosure of confidential information	10
	9.3	Excluded Information	10
	9.4	Business Confidential Information	11
	9.5	No disclosure of Business Confidential Information	11

Page i

Quota Sale and Share Subscription Agreement

	9.6	Business Confidential Information is not Excluded Information	11
	9.7	Announcements	11
	9.8	Survival	11
10	GST		11
	10.1	Definitions	11
	10.2	GST	11
11	Notices		12
	11.1	Form of Notice	12
	11.2	Address for service	12
12	General		12
	12.1	Further assurances	12
	12.2	Severability	12
	12.3	Non-merger of provisions	12
	12.4	Waiver	13
	12.5	Prohibition or enforceability	13
	12.6	Entire agreement	13
	12.7	No amendments without agreement	13
	12.8	Assignment	13
	12.9	Costs, expenses and stamp duty	13
	12.10	Counterparts	13
	12.11	Electronic execution	14
	12.12	Governing law and jurisdiction	14

Schedule 1	Seller Warranties	15
Schedule 2	Buyer Warranties	17
Execution Page		18

Page ii

Quota Sale and Share Subscription Agreement

Parties

RARE EARTHS AMERICAS LIMITED ACN 664 370 254

Address: Acute Business Services, Suite 53 Level 2, 11-15 Labouchere Road, SOUTH

PERTH WA 6151 Australia

Email:

Attention: Stephen Kelly, Company Secretary

(Seller)

RARE EARTHS AMERICAS LTD.

Address: c/o Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, George

Town, Grand Cayman, Cayman Islands, KY1-1106

Email:

Attention: Jen Grafton, COO, General Counsel and Secretary

(Buyer)

Background

A.
The Seller is the registered holder of the Sale Quotas.
B.
The Seller has agreed to sell, and the Buyer has agreed to buy, the Sale Quotas on the terms and conditions of this agreement, as a part of the Buyer taking reasonable steps to undertake an initial public offering of securities.
C.
The Seller has agreed to subscribe for, and the Buyer has agreed to issue, the Consideration Shares to the Seller on the terms and conditions of this agreement.

Terms and Conditions

1.
Definitions and Interpretation
1.1.
Definitions

In this agreement unless the context otherwise requires:

AMBPL means Alpha Minerals Brazil Participações Ltda., a Brazilian company existing and operating under the Laws of Brazil, enrolled with the CNPJ under No. 43.093.229/0001-20 and with its principal offices at Rua Turim, No. 59, 3rd floor, São Paulo, State of Minas Gerais, CEP 30360-552, Brazil.

Business Confidential Information has the meaning given in clause 9.4.

Business Day means a day on which banks are open for general banking business in Cayman Islands, excluding Saturdays, Sundays or public holidays.

Business Records means original and copies of all books, files, reports, financial and other records, documents, correspondence, information, accounts and data (whether machine readable or in printed form) exclusively relating to the business conducted by AMBPL as at the date of this agreement and held by AMBPL.

Buyer Warranties means the warranties given by the Seller in favour of the Buyer as set out in Schedule 2.

Claim means any allegation, cause of action, claim or demand of any nature however arising and whether present or future, fixed or unascertained, actual or contingent whether at law, in equity, under statute or otherwise.

Completion means completion of the sale and purchase of the Sale Quotas under clause 4.

Completion Date means the date of this agreement.

Quota Sale and Share Subscription Agreement

Consequential Loss means any:

(a)
special, indirect, incidental or punitive loss or damage (including loss of profits or savings, loss of opportunity, loss or damage to or corruption of data, loss of goodwill, loss of reputation), whether arising in equity, for breach of contract, tort (including negligence), breach of statutory duty, indemnity or otherwise; or
(b)
loss not in the ordinary contemplation of the parties upon entering into this agreement.

Consideration means the total amount to be paid by the Buyer to the Seller, which corresponds to the amount in AUD$ (Australian dollars) equivalent to BRL40,910,116.35 (forty million, nine hundred and ten thousand, one hundred and sixty-six reais and thirty-five cents).

Consideration Shares means 9,375,000 ordinary shares of US$0.0001 par value each, in the amount in US$ for a total subscription amount attributable to the Consideration Shares equivalent to the Consideration, credited as fully paid, in the capital of the Buyer.

Controller is a receiver, or receiver and manager, or any other person in possession or control of a corporation's property for the purpose of enforcing a charge.

Disclosing Party means the party disclosing information that is the subject of clause 9.

Duty means any stamp, transaction or registration duty or similar charge imposed by any Government Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of the above but excludes any Tax.

Encumbrance means any mortgage, charge, lien, restriction against transfer, pledge, trust, power, profit a prendre, easement, deposit, hypothecation, arrangement for retention of title, encumbrance and any other security interest, whether or not registered, including a right, interest, power or arrangement in relation to an asset which in substance provides security for the payment or satisfaction of a debt, obligation or Liability.

Excluded Information means information which is in or becomes part of the public domain other than through breach of this document or an obligation of confidence owed to the Disclosing Party or any Related Body Corporate of the Disclosing Party

Fairly Disclosed means, in relation to a fact, matter, circumstance or information, a disclosure sufficient in detail and content and made in a manner and context to enable a reasonable purchaser, experienced in transactions of the nature of the sale the subject of this agreement, to reasonably be aware of and understand the substance and significance of the fact, matter, circumstance or information.

FRE means Foothills Rare Earths Limited ACN 645 424 979.

FRE Sale means the sale by certain FRE shareholders, and purchase by the Buyer, of at least 90% of the total issued shares in FRE with consideration for the sale being the issue of the FRE Sale Consideration Shares by the Buyer to the FRE shareholders, in accordance with the FRE Sale Agreement.

FRE Sale Agreement means the share sale deed to be entered into between certain FRE shareholders (as sellers), Perpetual Nominees Limited, the Participating Optionholders, the Buyer (as buyer) and FRE on or about the date of this agreement in relation to the FRE Sale.

FRE Sale Completion means completion of the FRE Sale in accordance with the FRE Sale Agreement.

FRE Sale Consideration Shares means up to 2,805,267 ordinary shares of US$0.0001 par value each, credited as fully paid, in the capital of the Buyer.

Government Agency means any government or governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity whether foreign, Federal, State, Territorial or local.

Quota Sale and Share Subscription Agreement

GST means goods and services tax under the GST Law.

GST Act means A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Law has the same meaning as in the GST Act.

ITAA 1997 means the Income Tax Assessment Act 1997 (Cth).

Liability includes all liabilities, claims, debts, obligations, losses, damages, costs, interest, fees, penalties, fines, assessments, forfeiture and expenses of whatever description (whether actual, contingent or prospective).

Loss means any loss, Liability, damage, charges, payments, cost or expense (whether accrued or paid) including legal fees and disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties, but not Consequential Loss.

M&As means the Buyer's memorandum and articles of association.

Participating Optionholders has the meaning given to the term in the FRE Sale Agreement.

Private Offer

and professional investors to raise up to A$20,000,000 (or such higher amount that the Buyer may in its sole discretion agree to accept on account of oversubscriptions) to fund,

among other things, the Buyer's initial public offering, mining project option payments and general working capital.

Private Offer Completion means completion of the Private Offer in accordance with its terms.

Private Offer Shares means up to 2,000,000 ordinary shares of US$0.0001 par value each, credited as fully paid, in the capital of the Buyer.

Receiving Party means the party receiving information that is the subject of clause 9. Related Body Corporate where a body corporate is:

(a)
a holding company of another body corporate; or
(b)
a subsidiary of another body corporate; or
(c)
a subsidiary of a holding company of another body corporate, the first-mentioned body and the other body are related to each other.

Representative of a person or entity means its officers, employees, agents, advisers, partners, consultants, members and financiers.

Sale Quotas means 48,976,822 (forty-eight million, nine hundred and seventy-six thousand, eight hundred and twenty-two) quotas, representing the entire capital issued by AMBPL, at the par value of R$1,00 (one real) each, having paid-up the balance of BRL40,910,116.35 (forty million, nine hundred and ten thousand, one hundred and sixty-six reais and thirty-five cents).

Seller Warranties means the warranties given by the Seller in favour of the Buyer as set out in Schedule 1.

Tax means any tax, levy, charge, impost, fee, deduction or withholding, which is assessed, levied, imposed or collected by any Government Agency and includes any tax payable under the GST Act or any interest, fine, penalty, charge, fee or any other amount imposed in addition to, or in respect of any of the above but excludes Duty.

Transaction Documents means:

(a)
this agreement;
(b)
any document which the Buyer and the Seller agree in writing is a Transaction Document for the purposes of this definition; and

Quota Sale and Share Subscription Agreement

(c)
any document entered into for the purposes of varying, replacing or novating any of the above.

Treasurer means the Treasurer of the Commonwealth of Australia. Warranty means, where given by:

(a)
the Seller, each of the Seller Warranties, or any two or more of them as the context requires or permits; and
(b)
the Buyer, each of the Buyer Warranties, or any two or more of them as the context requires or permits.
1.2.
Interpretation

In this agreement unless the context otherwise requires:

(a)
headings and bold type are for convenience only and do not affect the interpretation of this agreement;
(b)
the Background, the Schedules, the Execution Page and the Annexures (if any) are each incorporated in and form part of this agreement;
(c)
a reference to the singular includes the plural and vice versa;
(d)
a reference to a given gender includes all other genders;
(e)
other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;
(f)
use of the word including and similar expressions are not, nor are they to be interpreted as, words of limitation;
(g)
a reference to a person includes a natural person, a company or other entities recognised by law;
(h)
a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislation or legislative provision substituted for, that legislation or legislative provision;
(i)
a reference to any governmental or statutory body includes any body which replaces, succeeds to the relevant powers and functions of, or which serves substantially the same purposes or objects as such body;
(j)
a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;
(k)
a reference to any thing is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them;
(l)
a reference to writing includes any mode of reproducing words, figures or symbols in tangible and permanently visible form and includes email;
(m)
a reference to Australian dollars, A$ or AUD is a reference to the lawful currency of the Commonwealth of Australia;
(n)
a reference to United States dollars, US$ or USD is a reference to the lawful currency of the United States of America;
(o)
a reference to Brazilian real, R$ or BRL is a reference to the lawful currency of Brazil;
(p)
all references to parties are to the parties to this agreement;

a reference to a party includes the party's executors, administrators, successors and permitted assigns;

Quota Sale and Share Subscription Agreement

(q)
unless otherwise stated in this agreement, an obligation or liability assumed by, or a right conferred on, two or more parties binds or benefits them jointly and each severally;
(r)
a reference to time is a reference to Sydney, Australia time;
(s)
if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;
(t)
if the time for performing an obligation under this agreement expires on a day which is not a Business Day, then time is extended until the next Business Day;
(u)
if an act prescribed under this agreement to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next Business Day; and
(v)
no provision of this agreement will be construed adversely to the other party because that party was responsible for the preparation of this agreement or that provision.
2.
Sale and purchase of the Sale Quotas
2.1.
Sale and purchase of the Sale Quotas

On the Completion Date, the Seller agrees to sell the Sale Quotas to the Buyer and the Buyer agrees to buy the full legal and beneficial interest in and to the Sale Quotas from the Seller:

(a)
for the consideration set out in clause 3.1;
(b)
free from any Encumbrance;
(c)
with all rights, including dividend rights, attaching to or accruing to them on and from the Completion Date; and
(d)
on the terms and conditions of this agreement.
2.2.
Title, property and risk

The title to, property in and risk of the Sale Quotas:

(a)
until Completion, remains solely with the Seller; and
(b)
passes to the Buyer on and from Completion.
3.
Subscription for the Consideration Shares
3.1.
Consideration

The consideration for the sale by the Seller of the Sale Quotas to the Buyer is the Consideration, which will be satisfied by the allotment and issue of Consideration Shares by the Buyer to the Seller in accordance with this agreement.

3.2.
Agreement to subscribe

The Seller agrees to subscribe for, and the Buyer agrees to allot and issue to the Seller, the Consideration Shares in accordance with this agreement.

3.3.
Application for Consideration Shares

Execution of this agreement by the Seller constitutes the Seller’s irrevocable:

(a)
application for the Consideration Shares to be issued to the Seller in accordance with this agreement;
(b)
consent to being named in the register of members of the Buyer in respect of the Consideration Shares; and
(c)
consent to being bound by the M&As.

Quota Sale and Share Subscription Agreement

3.4.
Rights attaching to Consideration Shares

The Consideration Shares are subject to the M&As and will rank equally in all respects with the existing ordinary shares of US$0.0001 par value each in the issued and outstanding share capital of the Buyer when the Consideration Shares are issued.

4.
Completion
4.1.
Time and place for Completion

Subject to clause 4.7, Completion must take place by electronic means at 11:00am on the Completion Date, or at such other place, date or time agreed in writing between the parties.

4.2.
Seller's obligations

At Completion, the Seller must:

(a)
execute, together with the Buyer, the 13th Amendment to the Articles of Association of AMBPL, upon which, among other dispositions, the Seller assigns and transfers to the Buyer the totality of the Sale Quotas;
(b)
deliver to the Buyer a copy of the resolutions of the Seller’s directors authorising the entering into, and implementation of the transactions contemplated by, this agreement;
(c)
deliver to the Buyer all Business Records by leaving them at the place at which they are usually located or making them available for collection by the Buyer.
4.3.
Buyer’s obligations

Subject to the Seller’s performance of the obligations under clause 4.2:

(a)
at Completion the Buyer must:
(i)
execute the 13th Amendment to the Articles of Association of AMBPL, as mentioned in 4.2(a), above;
(ii)
deliver to the Seller a copy of the resolutions of the authorising the entering into, and implementation of the transactions contemplated by, this agreement; and
(iii)
issue and allot the Consideration Shares to the Seller; and
(b)
as soon as practicable following Completion, the Buyer must deliver to the Seller a copy of the Buyer’s register of members updated to reflect the Seller as the sole registered owner of the Consideration Shares.
4.4.
Notice to complete
(a)
If a party (Defaulting Party) fails to satisfy its obligations under clause 4.2 or 4.3 (as applicable) on the day and at the place and time for Completion, then the other party (Non-defaulting Party) may give the Defaulting Party a notice requiring the Defaulting Party to satisfy those obligations within a period of three Business Days from the date of the notice and declaring time to be of the essence.
(b)
If the Defaulting Party fails to satisfy those obligations within those three Business Days the Non-defaulting Party may, without limiting any other rights it may have, terminate this agreement by written notice to the Defaulting Party.
4.5.
Simultaneous actions on Completion

In respect of Completion:

(a)
the obligations of the parties under this agreement are interdependent; and
(b)
all actions required to be performed are taken to have occurred simultaneously on the Completion Date.

Quota Sale and Share Subscription Agreement

4.6.
Conditions of Completion
(a)
Completion is conditional on the Buyer and the Seller complying with all of their obligations under this clause 4.
(b)
If one action does not take place, without prejudice to any rights available to any party as a consequence:
(i)
there is no obligation on any party to undertake or perform any of the other actions; and
(ii)
the parties must do everything reasonably required to reverse those actions (including returning documents and repaying amounts received).
(c)
The Buyer may, in its sole discretion, waive any or all of the actions (where permitted by law) that the Seller is required to perform under clause 4.2 and the Seller may, in its sole discretion, waive any or all of the actions (where permitted by law) that the Buyer is required to perform under clause 4.3.
4.7.
Interdependency with FRE Sale Completion

The parties acknowledge and agree that the obligation to complete the sale and purchase of the Sale Quotas under this agreement is interdependent on FRE Sale Completion.

Despite any other term of this agreement, Completion must not occur unless FRE Sale Completion also occurs.

5.
Post Completion
5.1.
Title, property and risk

Until Completion, the title to, property in and risk of the Sale Quotas remain solely with the Seller, but they pass to the Buyer on and from Completion.

5.2.
Exercise of rights of registered shareholder
(a)
From Completion until the Sale Quotas are registered in the name of the Buyer, the Seller:
(i)
appoints the nominees of the Buyer as sole proxy and corporate representative of the Seller to attend members’ meetings, exercise the votes attached to the Sale Quotas and sign any members’ resolution;
(ii)
must not itself attend or vote at those meetings or sign any resolutions; and
(iii)
must take all other actions in the capacity of a registered holder of the Sale Quotas as the Buyer directs.
(b)
The Buyer must indemnify the Seller from all liability arising out of the implementation of any action taken by the Buyer pursuant to the proxy referred to in clause 5.2(a).
6.
Warranties
6.1.
Warranties
(a)
The Seller represents and warrants to the Buyer that each of the Seller Warranties is true, complete, correct and not misleading as at the date of this agreement and will be true, accurate, complete and not misleading as at the Completion Date (except that a Seller Warranty which states it is made as at or on only one of those date, or as at some other time, is made only as at that date).
(b)
The Buyer represents and warrants to the Seller that each of the Buyer Warranties is true, complete, correct and not misleading as at the date of this agreement and will be true, accurate, complete and not misleading as at the Completion Date (except that a Buyer Warranty which states it is made as at or on only one of those date, or as at some other time, is made only as at that date).

Quota Sale and Share Subscription Agreement

6.2.
Qualifications

Each Warranty given by a party is given subject to and is qualified, and that party will not be liable for a breach of that Warranty, to the extent of, any fact, matter or circumstance that:

(a)
is Fairly Disclosed; or
(b)
is otherwise known by the other party at the date of this agreement.
6.3.
Reliance and survival

Each party acknowledges that:

(a)
the other party has entered into this agreement in reliance on the Warranties given by that party in this clause 6;
(b)
the Warranties given by the other party are the only warranties on which the party has relied in entering into this agreement; and
(c)
those representations and warranties survive Completion.
6.4.
Buyer’s acknowledgment

The Buyer acknowledges that it enters into this agreement as a result of its own due diligence, investigations, inquiries, advice, and knowledge concerning the Seller, AMBPL and the Sale Quotas and in reliance of the Seller Warranties.

6.5.
Indemnities

Subject to clause 7, each party (Indemnifying Party) must indemnify the other party (Indemnified Party) from and against all Claims or Losses which the Indemnified Party may incur in connection with any of the Indemnifying Party’s Warranties being untrue, incomplete, incorrect or misleading.

7.
Limitations
7.1.
Time limit on Claims

No party (Respondent Party) will have any liability for any Loss or Claim against it by the other party (Claimant Party) under this agreement (including any Claim that any Warranties given by the Respondent Party were untrue, incomplete, incorrect or misleading) (Relevant Claim), unless the Claimant Party has given written notice, summarising the nature of the Relevant Claim, to the Respondent Party within 12 months of the Completion Date.

7.2.
General Limitations

A Respondent Party is not liable under a Relevant Claim for any Loss to the extent that the Loss:

(a)
arise from an act or omission by or on behalf of the Claimant Party before Completion that was done or made:
(i)
with the written consent of the Claimant Party; or
(ii)
at the written direction or instruction of the Claimant Party;
(b)
are increased as a result of:
(i)
any action taken or not taken (as the case may be) by the Respondent Party with the express prior written approval or direction of the Claimant Party;
(ii)
the Claimant Party not complying with any provision of this agreement;
(c)
arise from the enactment or amendment of any legislation or regulations after Completion, including any legislation, regulations, amendments, interpretation, practice or policy that has a retrospective effect;
(d)
result from, or the amount of the Loss is increased due to, an increase in a rate of Tax on or after Completion; or

Quota Sale and Share Subscription Agreement

(e)
are remediable, provided they are remedied to the satisfaction of the Claimant Party within 30 days of written notice to the Respondent Party (or such longer period as agreed by the Claimant Party in writing).
7.3.
Threshold for Relevant Claims

No Respondent Party will be liable to any Claimant Party for any Relevant Claim unless the amount of the Relevant Claim is more than A$100,000 in which case, subject to clause 6 and this clause 7, the full amount of the Relevant Claim is recoverable.

7.4.
Maximum aggregate liability for Relevant Claims

The maximum aggregate liability of a Respondent Party for all Relevant Claims will not exceed an amount equal to the amount in A$ (Australian dollars) equivalent to BRL40,910,116.35 (forty million, nine hundred and ten thousand, one hundred and sixty-six reais and thirty-five cents).

7.5.
Exclusions
(a)
Except as expressly set out in this agreement, all terms and conditions, warranties and statements (whether express, implied, written, oral, collateral, statutory or otherwise) are excluded to the maximum extent permitted by law and, to the extent they cannot be excluded, each party disclaims all liability in relation to them, to the maximum extent permitted by law.
(b)
Notwithstanding any other provision of this agreement, to the maximum extent permitted by law, no Respondent Party is liable to any Claimant Party for any Consequential Loss.
7.6.
No liability where breach

The liability of a Respondent Party in respect of a Relevant Claim will be reduced or extinguished to the extent that the relevant Loss arising in connection with the Relevant Claim is caused or contributed to by any act or omission of the Claimant Party.

7.7.
No limitations

None of the limitations contained in this clause 7 will apply to any Relevant Claim to the extent that any Loss in respect of that Relevant Claim arises from, or to the extent that such Loss is increased as a result of, any fraud, wilful misconduct, wilful default or wilful concealment by or on behalf of the Respondent Party or any of its officers.

7.8.
No double recovery

A Claimant Party will not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once where the same facts or circumstances give rise to a Loss or Relevant Claim.

7.9.
Independence

Each qualification and limitation in this clause 7 is to be construed independently of the others and is not limited by any other qualification or limitation.

7.10.
Survival

The provisions of this clause 7 remain in force and effect after Completion according to their terms.

7.11.
Mitigation

Each party acknowledges and agrees that it must takes reasonable steps to mitigate any Loss (or potential Loss) arising in relation to this agreement.

Quota Sale and Share Subscription Agreement

8.
Tax matters
(a)
The parties acknowledge and agree that the Buyer has made the offer to issue the Consideration Shares as consideration for the Sale Quotas.
(b)
The parties agree that the sale by the Seller, and purchase by the Buyer, of the Sale Quotas and the issuance of the Consideration Shares to the Seller under this agreement, is in consequence of a single contractual arrangement.
(c)
The Seller intends to obtain rollover relief under subdivision 124-M of the ITAA 1997 in respect of the issuance of the Consideration Shares by the Buyer. As such, the Buyer warrants to the Seller that the Buyer has not made, and will not make at any time, a choice under subsection 124-795(4) of the ITAA 1997.
(d)
If section 124-782 of the ITAA 1997 applies, The Seller and the Buyer jointly choose to obtain the rollover relief pursuant to paragraph 124-780(3)(d) of the ITAA 1997 and the Seller must inform the Buyer in writing of the cost base of its original interest in the Sale Quotas worked out just before the capital gains tax event arising on the transfer of the Sale Quotas.
9.
Confidentiality and announcements
9.1.
Confidentiality obligation

Subject to clause 9.2, no party may disclose:

(a)
the existence of or the terms of this agreement and each document entered into under this agreement;
(b)
any discussions or correspondence between the parties and any of their Representatives in relation to the transactions contemplated by this agreement; or
(c)
any information which, either orally or in writing, is agreed, designated or indicated as being confidential information of the Disclosing Party or any of its Representatives, except:
(d)
to Representatives of the Receiving Party or of its Related Bodies Corporate requiring the information for the purposes of a Transaction Document or for genuine purposes associated with AMBPL, provided the disclosure is on a confidential basis;
(e)
with the prior written consent of the Disclosing Party;
(f)
if the Receiving Party is a trust, to the named beneficiaries of that trust, on a confidential basis;
(g)
if the Receiving Party is required to do so by any law, securities exchange or rating agency;
(h)
if the Receiving Party is required to do so by a Transaction Document, but only to the extent reasonably required to comply with the relevant requirement; or
(i)
if necessary to do so in connection with legal proceedings relating to this agreement.
9.2.
Disclosure of confidential information

If a Receiving Party discloses information under clause 9.1, that Receiving Party must use its reasonable endeavours to ensure that recipients of the information do not disclose the information except in the circumstances permitted in clause 9.1.

9.3.
Excluded Information

Clauses 9.1 and 9.2 do not apply to Excluded Information.

Quota Sale and Share Subscription Agreement

9.4.
Business Confidential Information

From the Completion Date, all non-public information relating to AMBPL (Business Confidential Information) is confidential information of the Buyer for the purposes of this agreement.

9.5.
No disclosure of Business Confidential Information

The Seller must not, and must procure that each of its Related Bodies Corporate and Representatives must not, use or disclose any Business Confidential Information except:

(a)
with the prior written consent of the Buyer;
(b)
if required to do so by any law, securities exchange or rating agency;
(c)
if the Seller is required to do so by a Transaction Document but only to the extent reasonably required to comply with the relevant requirement; or
(d)
if necessary to do so in connection with legal proceedings relating to a Transaction Document.
9.6.
Business Confidential Information is not Excluded Information

The Business Confidential Information is not taken to be Excluded Information only because it was known to any of AMBPL, Seller, or any Representatives of a Seller at any time prior to Completion.

9.7.
Announcements

Unless required by law, a securities exchange or Government Agency no party may, before or after Completion, make or send a public announcement concerning the transactions contemplated by this agreement unless it has first obtained the written consent of the Buyer and the Seller.

9.8.
Survival

This clause 9 continues despite the termination of this agreement.

10.
GST
10.1.
Definitions

Words used in this clause 10 that have a defined meaning in the GST Law have the same meaning as in the GST Law unless the context indicates otherwise.

10.2.
GST
(a)
Unless expressly included, consideration for any supply under or in connection with this agreement does not include GST.
(b)
To the extent that any supply made under or in connection with this agreement is a taxable supply, the recipient must pay, in addition to consideration provided under this agreement for that supply (unless it expressly includes GST) an amount (additional amount) equal to the amount of that consideration (or its

GST exclusive market value) multiplied by the rate at which GST is imposed in respect of the supply. The recipient must pay the additional amount at the same time as the consideration to which it is referrable.

(c)
A payment under clause 10.2(b) only becomes payable by a party on receipt of a tax invoice for the supply to which the payment relates.

Quota Sale and Share Subscription Agreement

11.
Notices
11.1.
Form of Notice

Any demand, notice, consent, approval or other communication under this agreement may be made or given by a party or the solicitor or attorney for that party provided that it:

(a)
is in legible writing, in English and addressed to the intended recipient; and
(b)
is signed by the sender (if an individual) or by an authorised representative of the sender; and
(c)
is given to the addressee by:
(i)
delivery in person; or
(ii)
post to, or leaving at, that party's address for service; or
(iii)
sending by email to the party's email address; and
(d)
is regarded as being given by the sender and received by the addressee:
(i)
if by delivery in person or by being left at the party's address for service, upon delivery;
(ii)
if by post, two Business Days from and including the date of posting by ordinary prepaid post in respect of an address for service within Australia and 21 Business Days in respect of any other address; or
(iii)
if by email, when legibly received by the addressee, with receipt being evidenced by a report generated by the sender's machine confirming uninterrupted sending,

but if the delivery or receipt occurs on a day which is not a Business Day or at a time after 5.00pm (both the day and time being in the place of receipt) it is regarded as having been received at 9.00am on the next Business Day.

11.2.
Address for service
(a)
For the purposes of this clause 11 a party's address for service shall be:
(i)
if subclause (b) does not apply, the party's postal address or email address (if any) set out in the parties' details of this agreement; or
(ii)
if that party has notified the sender of a change of postal address or changed email address, the address or email address last so notified.
(b)
If the party is a company, shall also include its registered office.
12.
General
12.1.
Further assurances

Each party will promptly execute all documents and do all things that another party from time to time reasonably requires of it to effect, perfect or complete the terms and conditions of this agreement and any transaction contemplated by it.

12.2.
Severability

If anything in this agreement is unenforceable, illegal or void then it is severed and the rest of this agreement remains in force.

12.3.
Non-merger of provisions

A provision of this agreement which can and is intended to operate after its conclusion will remain in full force and effect.

Quota Sale and Share Subscription Agreement

12.4.
Waiver
(a)
A single or partial exercise or waiver of a right relating to this agreement will not prevent any other exercise of that right or the exercise of any other right.
(b)
A party will not be liable for any loss, cost or expense of any other party caused or contributed to by any waiver, exercise, attempted exercise or failure to exercise, or any delay in the exercise of, a right.
12.5.
Prohibition or enforceability

Any provision of, or the application of any provision of, this agreement, which is prohibited, void, illegal or unenforceable in any jurisdiction:

(a)
is, in that jurisdiction, ineffective only to the extent to which it is void, illegal, unenforceable or prohibited;
(b)
does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions of this agreement in that or any other jurisdiction; and
(c)
is severable from this agreement and will not affect the remaining provisions of this agreement.
12.6.
Entire agreement

This agreement embodies the entire agreement and understanding between the parties concerning its subject matter and succeeds and cancels all other agreements and understandings concerning the subject matter of this agreement and any warranty, representation, guarantee or other term and condition of any nature not contained in this agreement is of no force or effect.

12.7.
No amendments without agreement

This agreement may not be modified, discharged or abandoned unless by a document signed by the parties.

12.8.
Assignment

The rights and obligations of each party under this agreement are personal. No party may assign, encumber or otherwise deal with such rights and obligations without the prior written consent of all other parties.

12.9.
Costs, expenses and stamp duty
(a)
Each party must bear its own costs and expenses arising out of and in connection with the negotiation, preparation and execution of this agreement.
(b)
All stamp duty (including fines, penalties and interest or any other Duty) which may be payable on or in connection with this agreement and any instrument executed under this agreement must be borne by the Buyer.
12.10.
Counterparts
(a)
This agreement may consist of a number of counterparts and, if so, the counterparts taken together constitute one and the same instrument.
(b)
This agreement is not binding on any party unless one or more counterparts have been duly executed by, or on behalf of, each person named as a party to this agreement and those counterparts have been exchanged.
(c)
A copy of a counterpart emailed as a PDF:
(i)
must be treated as an original counterpart;
(ii)
is sufficient evidence of the execution of the original; and
(iii)
may be produced in evidence for all purposes in place of the original.

Quota Sale and Share Subscription Agreement

12.11.
Electronic execution
(a)
To the extent permitted by law, a party may sign this agreement electronically, including by using software or a platform for the electronic execution of documents.
(b)
A print-out of this agreement electronically signed by a party or parties, will be an executed original counterpart of this agreement signed by all such parties.
(c)
Each party that signs this agreement electronically represents and warrants that:
(i)
it or anyone signing on its behalf has been duly authorised to execute this agreement and has affixed their own electronic signature; and
(ii)
it intends to be bound by this agreement.
12.12.
Governing law and jurisdiction

This agreement is to be governed by and construed in accordance with all applicable laws in force in New South Wales from time to time and the parties submit to the non-exclusive jurisdiction of the courts of New South Wales.

Quota Sale and Share Subscription Agreement

Schedule 1 Seller Warranties

The Seller

1.
The Seller:
(a)
validly exists under the laws of its place of incorporation or registration;
(b)
has full power and authority to enter into and perform its obligations under this agreement and to carry out the transactions contemplated by this agreement including, without limitation, the transfer of the Sale Quotas to the Buyer; and
(c)
has full authority, has taken all necessary action and has all necessary consents to enter into and perform, this agreement.
2.
This agreement constitutes the valid and binding obligation of the Seller, and is enforceable in accordance with its terms and by appropriate legal remedy.
3.
The entry into and performance by the Seller of its obligations under this agreement (including the transfer of the Sale Quotas) will not cause the Seller to breach, and will not otherwise constitute a breach of:
(a)
any obligation or agreement to which the Seller is bound;
(b)
any writ, order or injunction, judgement or law to which the Seller is a party or is subject or by which it is bound; or
(c)
any applicable laws.
4.
In respect of the Seller, no:
(a)
meeting has been convened, resolution proposed, petition presented, or order made for its winding up;
(b)
receiver, receiver and manager, provisional liquidator, liquidator, administrator or other officer of the court has been appointed in relation to all or any of its assets; or
(c)
mortgagee has taken, attempted to take or indicated an intention to exercise its rights under any security of which it is the mortgagor or chargor.

AMBPL

5.
AMBPL:
(a)
validly exists under the laws of its place of incorporation or registration; and
(b)
has the power to own its assets and carry on its business.
6.
In respect of AMBPL, no:
(a)
meeting has been convened, resolution proposed, petition presented, or order made for its winding up;
(b)
receiver, receiver and manager, provisional liquidator, liquidator, administrator or other officer of the court has been appointed in relation to all or any of its assets; or
(c)
mortgagee has taken, attempted to take or indicated an intention to exercise its rights under any security of which it is the mortgagor or chargor.
7.
Immediately prior to Completion, AMBPL has no securities of any nature on issue other than the Sale Quotas.

Quota Sale and Share Subscription Agreement

8.
The Sale Quotas are:
(a)
partially paid, being that, of the total capital of BRL48,976,822 (forty-eight million, nine hundred and seventy-six thousand, eight hundred and twenty-two), BRL40,910,116.35 (forty million, nine hundred and ten thousand, one hundred and sixty-six reais and thirty-five cents) are paid-in, leaving BRL8,066,075.65 (eight million, sixty-six thousand, seven hundred and five reais and sixty-five centavos) to be paid in full;
(b)
validly allotted and issued;
(c)
free from Encumbrances; and
(d)
capable of being sold and transferred free of any competing rights, including pre-emptive.

Quota Sale and Share Subscription Agreement

Schedule 2 Buyer Warranties

1.
The Buyer:
(a)
validly exists under the laws of its place of incorporation or registration;
(b)
has full power and authority to enter into and perform its obligations under this agreement and to carry out the transactions contemplated by this agreement including, without limitation, the issue and allotment of the Consideration Shares to the Seller; and
(c)
has full authority, has taken all necessary action and has all necessary consents to enter into and perform, this agreement.
2.
This agreement constitutes the valid and binding obligation of the Buyer, and is enforceable in accordance with its terms and by appropriate legal remedy.
3.
The entry into and performance by the Buyer of its obligations under this agreement (including the issue and allotment of the Consideration Shares to the Seller) and the purchase of the Sale Quotas will not cause the Buyer to breach, and will not otherwise constitute a breach of:
(a)
any obligation or agreement to which the Buyer is bound;
(b)
any writ, order or injunction, judgement or law to which the Buyer is a party or is subject or by which it is bound; or
(c)
any applicable laws.
4.
In respect of the Buyer, no:
(a)
meeting has been convened, resolution proposed, petition presented, or order made for its winding up;
(b)
receiver, receiver and manager, provisional liquidator, liquidator, administrator or other officer of the court has been appointed in relation to all or any of its assets; or
(c)
mortgagee has taken, attempted to take or indicated an intention to exercise its rights under any security of which it is the mortgagor or chargor.
5.
Immediately prior to Completion:
(a)
the Buyer has no securities of any nature in issue other than one ordinary share of USD0.0001 par value; and
(b)
no person (other than the Seller) has any rights (including any pre-emptive rights) to be issued with any shares or securities in the Buyer other than:
(i)
the FRE Sale Consideration Shares to be issued to FRE shareholders upon FRE Sale Completion;
(ii)
the Private Offer Shares to be issued to certain investors upon Private Offer Completion; and
(iii)
the warrants to be issued to the Participating Optionholders in accordance with the FRE Sale Agreement.
6.
Immediately upon Completion, FRE Sale Completion and Private Offer Completion, the Consideration Shares will:
(a)
represent not less than 66.3% of the total issued capital of the Buyer;
(b)
be credited as fully paid up and will have been issued and properly allotted to the Seller;
(c)
rank equally in all respects with the existing issued shares of the same class in the capital of the Buyer;
(d)
be free from any Encumbrance or Claim of any person; and
(e)
subject to the M&As, not be subject to any escrow or other provisions restricting the on-sale of all or any of the Consideration Shares by the Seller.

Quota Sale and Share Subscription Agreement

Execution Page

EXECUTED as an agreement on 22 July 2025

EXECUTED by RARE EARTHS AMERICAS )
LIMITED ACN 664 370 254 in accordance with )
section 127 of the Corporations Act 2001 (Cth): )

/s/ Dominic Allen	/s/ Bernardo da Viega
Signature of Director	Signature of Director

Dominic Allen	Bernardo da Viega
Name	Name

EXECUTED for and on behalf of RARE EARTHS AMERICAS LTD. by:

/s/ Daniel Shribman	/s/ Donald Swartz
Signature	Signature

Daniel Shribman	Donald Swartz
Name	Name

COB	CEO
Position	Position